                                                                    EXHIBIT 11-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                      FISCAL YEAR ENDED JANUARY 31,
                                           ---------------------------------------------------
                                            1999       1998       1997       1996       1995
                                           -------    -------    -------    -------    -------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BASIC EARNINGS PER SHARE:

Income before extraordinary item.........  $74,452    $46,757    $22,302    $10,952    $ 1,264
Extraordinary item -- gain on early
  retirement of debt, net of applicable
  income taxes of $2,084.................    3,260         --         --         --         --
                                           -------    -------    -------    -------    -------
Net income...............................  $77,712    $46,757    $22,302    $10,952    $ 1,264
                                           =======    =======    =======    =======    =======
Weighted average number of common shares
  outstanding during the year............   51,599     46,634     35,639     33,363     34,083
     Purchase of treasury shares.........       --         --         --       (131)      (261)
                                           -------    -------    -------    -------    -------
                                            51,599     46,634     35,639     33,232     33,822
                                           =======    =======    =======    =======    =======
Basic income per share before
  extraordinary item.....................  $  1.44    $  1.00    $  0.63    $  0.33    $  0.04
Extraordinary item -- gain on early
  retirement of debt, net of applicable
  income taxes -- basic..................     0.07         --         --         --         --
                                           -------    -------    -------    -------    -------
Basic net income per share...............  $  1.51    $  1.00    $  0.63    $  0.33    $  0.04
                                           =======    =======    =======    =======    =======

                                                      FISCAL YEAR ENDED JANUARY 31,
                                           ---------------------------------------------------
                                            1999       1998       1997       1996       1995
                                           -------    -------    -------    -------    -------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DILUTED EARNINGS PER SHARE:

Income before extraordinary item.........  $74,452    $46,757    $22,302    $10,952    $ 1,264
Interest expense and amortization of debt
  issuance costs, net of income tax
  effect, applicable to convertible
  subordinated notes.....................    4,635         --         --         --         --
                                           -------    -------    -------    -------    -------
Income before extraordinary item.........   79,087     46,757     22,302     10,952      1,264
Extraordinary item -- gain on early
  retirement of debt, net of applicable
  income taxes of $2,084.................    3,260         --         --         --         --
                                           -------    -------    -------    -------    -------
Net income...............................  $82,347    $46,757    $22,302    $10,952    $ 1,264
                                           =======    =======    =======    =======    =======
Weighted average number of common shares
  outstanding during the year............   51,599     46,634     35,639     33,363     34,083
  Incremental common shares attributable
     to:
     Exercise of stock options...........    1,336      1,487        964        379        149
     Issuance of convertible subordinated
       notes.............................    3,779         --         --         --         --
     Purchase of treasury shares.........       --         --         --       (131)      (261)
                                           -------    -------    -------    -------    -------
                                            56,714     48,121     36,603     33,611     33,971
                                           =======    =======    =======    =======    =======
Diluted income per common share before
  extraordinary item.....................  $  1.39    $  0.97    $  0.61    $  0.33    $  0.04
Extraordinary item -- gain on early
  retirement of debt, net of applicable
  income taxes -- diluted................     0.06         --         --         --         --
                                           -------    -------    -------    -------    -------
Diluted net income per share.............  $  1.45    $  0.97    $  0.61    $  0.33    $  0.04
                                           =======    =======    =======    =======    =======